Exhibit 10.1

AMENDMENT NO. 4 TO STANDSTILL AGREEMENT

This Amendment No. 4 to Standstill Agreement (this “Amendment”) is entered into as of August 23, 2013 by and among Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), Michael A. Warehime (“MAW”) and Patricia A. Warehime (“PAW”).

WHEREAS, the parties hereto entered into a Standstill Agreement as of July 21, 2010, as amended by Amendment No. 1 to Standstill Agreement, dated as of September 30, 2010, Amendment No. 2 to Standstill Agreement, dated as of September 20, 2011, and Amendment No. 3 to Standstill Agreement, dated as of December 19, 2011 (as amended, the “Standstill Agreement”), providing for certain restrictions and limitations on the acquisition and transfer of shares of common stock of the Company by MAW and PAW and including certain agreements with respect to the corporate governance of the Company during the term of the Standstill Agreement;

WHEREAS, the parties have agreed to revise and amend the Standstill Agreement to permit certain transfers of the common stock of the Company by MAW and PAW for tax and estate planning purposes, as specified herein; and

WHEREAS, all terms not defined in this Amendment shall have the meanings ascribed to them in the Standstill Agreement.

NOW, THEREFORE, intending to be legally bound, each of the parties hereto agrees as follows:
Section 1. The following definition contained in Section 1 of the Standstill Agreement is hereby amended and restated in its entirety as follows:
(ii) “Permitted GRAT Transfers” means Transfers of up to an aggregate of 4,000,000 MAW/PAW Lance Shares by MAW or PAW to New GRATs, provided, however, that a Transfer shall not be a Permitted GRAT Transfer to the extent that, after or as a result of such Transfer, the total number of Lance Shares Beneficially Owned by all of the New GRATs and Existing GRATs, taken together, would exceed 5,500,000 Lance Shares in the aggregate.
Section 2. Except as expressly amended in this Amendment, the Standstill Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company, MAW and PAW have caused this Amendment to be duly executed as of the day and year first above written.

SNYDER’S-LANCE, INC.

By:	/s/ Carl E. Lee, Jr.
Name: Title:	Carl E. Lee, Jr. President and Chief Executive Officer

/s/ Michael A. Warehime
Michael A. Warehime

/s/ Patricia A. Warehime
Patricia A. Warehime